As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EPWK HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building #2, District A, No. 359 Chengyi Rd.,

The third phase of Xiamen Software Park

Xiamen City, Fujian Province

The People’s Republic of China, 361021

+86 400-6999467

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Joan S. Guilfoyle, Esq. Loeb & Loeb LLP 901 New York Avenue, NW Suite 300 West Washington, DC 20001 (202) 618-5000

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATE MARCH 19, 2026

Up to 221,376,995 Class A Ordinary Shares

EPWK HOLDINGS LTD.

This prospectus relates to the resale by the selling shareholders identified in this prospectus (“Selling Shareholders”) of up to 221,376,995 Class A Ordinary Shares, par value $0.004 per share (“Class A Ordinary Shares”). The Class A Ordinary Shares were issued in private placements to certain Selling Shareholders, see the section titled “Recent Sales of Unregistered Securities” on page II-1 of this prospectus.

The Selling Shareholders are identified in the table commencing on page 32. No Class A Ordinary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders (see the section titled “Use of Proceeds”). The Selling Shareholders are offering their securities to further enhance liquidity in the public trading market for our equity securities in the United States. Unlike an initial public offering, any sale by the Selling Shareholders of the Class A Ordinary Shares is not being underwritten by any investment bank. The Selling Shareholders may sell all or a portion of the Class A Ordinary Shares from time to time in market transactions through any market on which our Class A Ordinary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See the section titled “Plan of Distribution” on page 33 for a description of how the Selling Shareholders may dispose of the shares covered by this prospectus.

Our Class A Ordinary Shares are quoted for trading on the OTCID under the symbol “EPWKF.” On March 18, 2026, the last reported sale price of our Class A Ordinary Shares on the OTCID was $0.02 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 24 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

EPWK Holdings Ltd. is a Cayman Islands holding company with no material operations of its own. We are not a Chinese operating company and only conduct our operations through our subsidiaries and contractual arrangements with the variable interest entity, EPWK VIE, in China. This is an offering of the ordinary shares of the offshore holding company in Cayman Islands. Because EPWK VIE and its subsidiaries are based in China and are engaged in value-added telecom business (a commercial internet information service provider) and radio and TV program production and business operation, due to PRC legal restrictions on foreign ownership in the industries we and the VIE operate, we do not own any equity interest in the VIE. Instead, we receive the economic benefits of the VIE’s business operation through a series of contractual agreements (the “VIE Agreements”), which have not been tested in court. Neither we nor our subsidiaries own any equity interest in EPWK VIE. As a result, you are not investing in EPWK VIE and may never hold equity interests in the Chinese operating companies. Our corporate structure may involve unique risks to investors. Our corporate structure may not be enforceable in the PRC, if PRC government authorities or courts take a view that such corporate structure contravenes PRC laws and regulations or is otherwise not enforceable for public policy reasons. In addition, the Chinese governmental authorities may take a different view than us about our corporate structure because of the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies and investors directly holding equity interests in the Chinese operating entities, which involves unique risks to investors. Additionally, as of the date of this prospectus, the VIE agreements have not been tested in a court of law. We and our investors do not have an equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIE. Therefore, the VIE agreements do not give us the same controlling power as if we had equity ownership in the VIE. On August 11, 2022, EPWK WFOE, which is our PRC subsidiary, EPWK VIE, and shareholders of EPWK VIE entered into a series of contractual agreements that established the VIE structure. We have evaluated the guidance in FASB ASC 810 and determined that EPWK WFOE is the primary beneficiary of EPWK VIE and its subsidiaries, for accounting purposes only, because, pursuant to the VIE Agreements, the VIE shall pay service fees equal to all of its net income to EPWK WFOE, while EPWK WFOE has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and is obligated to absorb all of losses of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of EPWK WFOE and, ultimately, EPWK Holdings Ltd, which has indirect ownership in 100% of the equity in EPWK WFOE. Accordingly, under U.S. GAAP and for accounting purpose only, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. For a detailed description of the VIE Agreements, see “Our History and Corporate Structure” on page 29.

Because we do not hold equity interests in EPWK VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely prevent us from offering or continue offering securities to investors and result in a material change in our operations, and the value of our Class A Ordinary Shares may depreciate significantly or become worthless.

However, EPWK Holdings Limited, one of our wholly-owned subsidiaries incorporated in Hong Kong, does not engage in any active operations and acts solely as a holding entity. Therefore, we do not believe that the Hong Kong holding company will be subject to similar legal or operational risks that may result in material changes in our operations and/or the value of the securities we are registering for sale or our ability to offer or continually offer securities to investors.

The VIE Agreements may not be effective in providing control over EPWK VIE. We may also be subject to sanctions imposed by PRC regulatory agencies including the Chinese Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. See “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report for more information.

We currently do not have any cash management policies that dictate the purpose, amount, and procedure of funds transfers among our Cayman Islands holding company, our subsidiaries, and the consolidated VIEs. Rather, the funds can be transferred in accordance with the applicable laws and regulations. We may require additional capital resources in the future, and we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities, which could subject us to operating and financing covenants, including requirements to maintain a certain amount of cash reserves. See “Prospectus Summary – Dividend Distributions or Assets Transfer among the Holding Company, its Subsidiaries and the Consolidated VIE.”

There have been no transfers of cash or other assets, dividends, or distribution made to EPWK and among its subsidiaries and the VIE and its subsidiaries, and they have no plans to make any transfers of cash or other assets, distribution, or dividend payment to EPWK and among themselves in the near future. Neither EPWK nor any of its subsidiaries nor the VIE and its subsidiaries have made any transfer of cash or other assets, dividends. or distributions to investors as of the date of this prospectus. We, our subsidiaries, and the VIE have no present plans to distribute earnings or settle amounts owed under the VIE agreements and plan to retain EPWK’s retained earnings to continue to grow EPWK’s business. For more information, please refer to “Selected Condensed Consolidating Financial Statements of Parent, Subsidiaries, VIE and its Subsidiaries” and the consolidated financial statements starting from page 21. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Class A Ordinary Shares in the foreseeable future after this offering. We are permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong SAR to provide funds to us through dividend distribution out of profits available for distribution or other distributable reserves. However, we, our subsidiaries and the VIE’s abilities to use cash held in PRC or in a PRC entity through transfers, distributions, or dividends to fund operations or for other purposes outside of the PRC are subject to restrictions and limitations imposed by the PRC government. Current PRC regulations only permit EPWK WFOE, Yipinweike (Guangzhou) Network Technology Co., Ltd. to pay dividends to the Company out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The majority of our and the consolidated VIE’s revenues are collected in Renminbi; thus, foreign exchange shortages and foreign exchange control may limit our ability to pay dividends or other payments or otherwise meet our obligations denominated in foreign currencies. Furthermore, we may lose our ability to fund operations or for other uses outside of Hong Kong using cash in Hong Kong or a Hong Kong entity if, in the future, the PRC government expands its restrictions and limitations to include Hong Kong or Hong Kong entities. Therefore, our ability to transfer cash between EPWK VIE and us, our subsidiaries outside of China, and investors may be restricted. See “Prospectus Summary – Dividend Distributions or Assets Transfer among the Holding Company, its Subsidiaries and the Consolidated VIE,” “Summary of Risk Factors – We may not be able to use funds held in the PRC or Hong Kong or a PRC or Hong Kong entity to fund operations or for other purposes outside of the PRC due to the interventions or imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash.” and “Item 3. Key Information—D. Risk Factors —Risk Relating to Doing Business in the PRC – Our ability to transfer cash between subsidiaries, the consolidated VIE, and investors outside PRC or Hong Kong may be significantly restricted by the Chinese government” in the 2025 Annual Report.

We are subject to certain legal and operational risks associated with our PRC subsidiaries and the VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIE’s operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the opinion of our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines which came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. The Trial Measures apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB1.0 million (approximately $150,000) and RMB10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. Pursuant to the provisions of the Trial Measures, overseas securities offering and listing refers to the offering and listing activities on overseas stock exchanges, and the listing of domestic companies on overseas over-the-counter, or OTC, markets is not within the scope of the filing-based administration. Accordingly, we are not required to complete the filing procedures pursuant to the Trial Measures in respect of this offering.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration in Overseas Issuance and Listing of Securities (the “Confidentiality and Archives Administration Provisions”), which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require that, overseas listed PRC domestic enterprises, as well as those to be listed, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals.

Our PRC counsel has opined that, as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor has our Company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. national stock exchange. Any change in the PRC laws and regulations could result in a material change in our and the VIE’s operations or the value of our Class A Ordinary Shares or significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Although our PRC subsidiaries and the VIE’s operations in the PRC are subject to certain legal and operational risks, EPWK HK is not currently engaging in any active business activities and merely acting as a holding company. As a result, we do not believe any securities, data security, or anti-monopoly laws or regulations in Hong Kong may impact our operations or the offering of our securities to foreign investors, nor do we foresee any material legal and operational risks associated with EPWK HK except those already disclosed in this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 19 of this prospectus for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 19, 2026

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the placement agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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About this Prospectus

This prospectus describes the general manner in which the Selling Shareholders identified in this prospectus may offer from time to time up to 221,376,995 Class A Ordinary Shares. If necessary, the specific manner in which the Class A Ordinary Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“We”, “us” or the “Company” in this prospectus are to EPWK Holdings Ltd., and its affiliated entities;

●	“Affiliated entities” are to our subsidiaries and variable interest entity (“VIE”);

●	“Buyer” is either a user who hires sellers from our platform or an offline customer who uses our other services;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan but including special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Class A Ordinary Shares” are to the class A ordinary shares of EPWK Holdings Ltd., par value $0.004 per share;

●	“Daily Inquiries” are inquiries made by users each day regarding the services and products offered on our platform.

●	“EPWK HK” are to the Company’s wholly owned subsidiary, EPWK Holdings Limited, a Hong Kong corporation;

●	“EPWK VIE” are to Xiamen EPWK Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC, that we control via a series of contractual arrangements between EPWK WFOE and EPWK VIE;

●	“EPWK WFOE” or “WFOE” are to Yipinweike (Guangzhou) Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by us through EPWK HK;

●	“F&S” or “Frost & Sullivan” are to Frost & Sullivan Inc.;

●	“Gross Merchandise Volume (GMV)” refers to the total volume of transactions we make over a specified period of time through our platform, which includes any fees or other deductions we may calculate separately; GMV is not our revenue and is not included in the statement of operations; unless indicated otherwise, the “GMV” in this prospectus refers to the total volume of transactions we make over one calendar year;

●	“Mini Programs” refer to various sub-applications incorporated into popular mobile applications in China like WeChat and Alipay that do not require separate installations and are ready to use at any time;

●	“our memorandum and articles of association” are to our third amended and restated memorandum and articles of association;

●	“Paid Members” are users who have subscribed to our self-operated services and tools, including design, software development, marketing, business writing, interior decoration, life service, intellectual properties registration and management services;

●	“Proprietary Data” is the data we created after analyzing the nature and type of the seller-posted services or products;

●	“Seller” is to a user who provides service to buyers on our platform;

●	“Trading Volume” includes all types of tasks and transactions posted on or completed through the platform; and

●	“Users” or “registered users” include buyers and sellers whose registered accounts have been verified by phone numbers, government identification documents, email accounts, or bank accounts, buyers and sellers who registered their accounts through third-party applications, including WeChat, Weibo or Tencent QQ, and buyers and sellers who registered their accounts without going through the verification process. Unverified users can only browse our platform and cannot use any of our services.

Our business is conducted through EPWK WFOE and EPWK VIE in the PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Business Overview

EPWK Holdings Ltd. was incorporated in the Cayman Islands as an exempted company in March 2022 as a holding company with no material operations of our own, we conduct our operations in China through EPWK VIE and its subsidiaries. Our platform, operated through EPWK VIE, is one of the only two comprehensive crowdsourcing platforms in China, with the other one operated by Zhubajie, and enables businesses (buyers) and service providers (sellers) to find each other. From January 2019 to June 30, 2025, our platform enabled approximately US$2.03 billion (RMB14.015 billion) of GMV across 564 million projects. As of June 30, 2025, our accumulated registered buyers were 9.04 million and accumulated registered sellers were 17.51 million covering all 34 provinces of China. Specifically, in 2024, we enabled approximately US$350 million of GMV across 0.994 million projects.

In 2023, we enabled approximately US$349 million of GMV across 0.986 million projects. Our accumulated registered buyers as of June 30, 2025, 2024 and 2023 were 9.04 million, 8.91 million and 8.59 million, respectively. Our accumulated registered sellers as of June 30, 2025, 2024 and 2023 were 17.51 million, 17.22 million and 16.68 million, respectively. In 2025, we enabled approximately $350 million of GMV across 994,100 projects and accumulated 8.91 million registered buyers and 17.51 million registered sellers.

For the years ended June 30, 2025, 2024 and 2023, our revenue was $27.84 million, $20.22 million and $19.8 million, respectively. For the same period, our net loss was $10.44 million, $1.20 million and $1.08 million, respectively.

Our marketplace platform was launched in 2011. We have achieved significant growth ever since our inception. Our platform users consist of buyers who seek talents for their jobs and sellers who offer different talents and skills. As of June 30, 2025, we had over 26.55 million registered users. We offer an expansive catalog to provide diversified services to businesses of all sizes. Our daily inquiries well exceed 10,000 from logo design to business name selection to software development.

Corporate History and Structure

We were incorporated in the Cayman Islands on March 24, 2022. Our wholly-owned subsidiary, EPWK Group Limited (“EPWK BVI”), was incorporated in the British Virgin Islands on April 4, 2022. EPWK BVI wholly owns EPWK Holdings Limited (“EPWK HK”), a company incorporated in Hong Kong on April 28, 2022. Yipinweike (Guangzhou) Network Technology Co., Ltd. (“EPWK WFOE”), EPWK HK’s wholly owned subsidiary, was organized pursuant to PRC laws on July 26, 2022. Our variable interest entity, Xiamen EPWK Network Technology Co., Ltd., which we refer to as EPWK VIE, was established on March 25, 2011 in Xiamen, Fujian Province, PRC pursuant to PRC laws. EPWK VIE’s shareholders include certain PRC residents and corporate entities controlled by PRC residents. On August 11, 2022, the Company consummated a reorganization pursuant to which, EPWK WFOE, EPWK VIE and EPWK VIE’s shareholders entered into a series of contractual arrangements. Such agreements are described under “Business - Contractual Arrangements between EPWK WFOE and EPWK VIE. EPWK Holdings Ltd. is a holding company with no business operation other than holding the shares in EPWK HK and EPWK HK is a pass-through entity with no business operation. EPWK WFOE is exclusively engaged in the business of managing the operation of EPWK VIE.

On June 1, 2022, EPWK VIE established a wholly-owned subsidiary, Yipinhuicheng (Guangzhou) Network Technology Co., Ltd., a PRC company. Yipinhuicheng (Guangzhou) Network Technology Co., Ltd. is engaged in software development worldwide; network and information security software development; information technology consulting services.

On February 6, 2025, our Class A Ordinary Shares commenced trading on the Nasdaq Global Market under the ticker symbol “EPWK.”

On September 15, 2025, our shareholders approved (1) the increase of votes per Class B ordinary share of the Company from 15 to 100 with effect from the date of the special resolution be approved, (2) the increase of the Company’s authorised share capital, be increased from US$50,000 divided into: (i) 448,814,684 Class A Ordinary Shares of par value of US$0.0001 each, and (ii) 51,185,316 Class B Ordinary Shares of par value of US$0.0001 each, to US$1,000,000 divided into (i) 9,000,000,000 Class A Ordinary Shares of US$0.0001 par value each and (ii) 1,000,000,000 Class B Ordinary Shares of US$0.0001 par value each with immediate effect (the “Authorised Share Capital Increase”); conditional upon the approval of the board of directors of the Company (the “Board”) in its sole discretion, with effect as of the date within one (1) calendar year after the conclusion of the EGM as the Board may determine (the “Effective Date”): (i) the authorised, issued, and outstanding shares of the Company (collectively, the Shares) be consolidated by consolidating each 100 Shares of the Company, or such lesser whole share amount as the Board of Directors may determine in its sole discretion, such amount not to be less than 2, into 1 Share of the Company, with such consolidated Shares having the same rights and being subject to the same restrictions (save as to par value) as the existing Shares of such class as set out in the Company’s memorandum and articles of association (the “Share Consolidation”). The Company’s board of directors approved on October 20, 2025 that the authorised, issued, and outstanding shares of the Company be consolidated on a 40 for 1 ratio with the marketplace effective date of November 17, 2025. At the time the share consolidation is effective, the Company’s authorised share capital will be changed from US$1,000,000 divided into (i) 9,000,000,000 Class A Ordinary Shares of US$0.0001 par value each and (ii) 1,000,000,000 Class B Ordinary Shares of US$0.0001 par value each, to US$1,000,000 divided into 225,000,000 Class A Ordinary Shares with a par value of US$0.004 each and 25,000,000 Class B Ordinary Shares with a par value of US$0.004 each. The Company’s total issued and outstanding Class A ordinary shares will be changed from 144,506,412 Class A Ordinary Shares with a par value of US$0.0001 per share to approximately 3,612,660 Class A Ordinary Shares with a par value of US$0.004 per share. The Company’s total issued and outstanding Class B ordinary shares will be changed from 3,555,948 Class B Ordinary Shares with a par value of US$0.0001 per share to approximately 88,899 Class B Ordinary Shares with a par value of US$0.004 per share.

We received delisting notice from Nasdaq on October 24, 2025 and requested a hearing. On November 20, 2025, we received an additional delisting notice from Nasdaq. On December 19, 2025, Nasdaq notified us that the Nasdaq Hearings Panel has determined to deny our request to continue listing of our Class A ordinary shares. On December 23, 2025, we were delisted from Nasdaq when the staff of the Nasdaq Stock Market LLC filed a Form 25 Notification of Delisting. Our Class A ordinary shares have been quoted on the OTCID Basic Market under the symbol “EPWKF” since Nasdaq suspended the trading of our Class A ordinary shares on December 23, 2025.

Pursuant to PRC laws, each entity formed under PRC law shall have certain business scope approved by the Administration of Industry and Commerce or its local counterpart. As such, EPWK WFOE’s business scope is to primarily engage in business development, technology service, technology consulting, intellectual property service and business management consulting. Since the sole business of EPWK WFOE is to provide EPWK VIE with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a consulting fee solely at EPWK WFOE’s discretion and can be the net income of EPWK VIE, such business scope is necessary and appropriate under the PRC laws. EPWK VIE, on the other hand, has been granted a business scope different from EPWK WFOE to enable it to provide software development and IT services, animation and game development, advertising production, tax and financial advisory services, corporate management services, and certain value-added telecommunication services.

We control EPWK VIE through contractual agreements, which are described under “Business - Contractual Arrangements between EPWK WFOE and EPWK VIE. EPWK Holdings Ltd. is a holding company with no business operation other than holding the shares in EPWK HK and EPWK HK is a pass-through entity with no business operation. EPWK WFOE is exclusively engaged in the business of managing the operation of EPWK VIE.

The following diagram illustrates our corporate structure as of the date of this prospectus. All percentages in the following diagram reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 100 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

The VIE Structure

The VIE entity, EPWK VIE, is Xiamen EPWK Network Technology Co., Ltd. This is an offering of the ordinary shares of the offshore holding company in Cayman Islands. Neither we nor our subsidiaries own any equity interest in EPWK VIE. As a result, you are not investing in EPWK VIE and may never hold equity interests in the Chinese operating companies. The VIE arrangements have not been tested in a court of law.

EPWK VIE generated revenues of $27.84 million, $20.22 million and $19.80 million for the years ended June 30, 2025 2024 and 2023, respectively.

Because EPWK VIE and its subsidiaries are based in China and are engaged in value-added telecom business and radio and TV program production and business operation, due to PRC legal restrictions on foreign ownership in the industries we and the VIE operate, we do not own any equity interest in the VIE. Instead, we receive the economic benefits of the VIE’s business operation through a series of contractual agreements (the “VIE Agreements”), which have not been tested in court. We have evaluated the guidance in FASB ASC 810 and determined that EPWK WFOE is the primary beneficiary of EPWK VIE and its subsidiaries, for accounting purposes only, because, pursuant to the VIE Agreements, the VIE shall pay service fees equal to all of its net income to EPWK WFOE, while EPWK WFOE has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and is obligated to absorb all of losses of the VIE. Such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of EPWK WFOE and, ultimately, EPWK Holdings Ltd., which has indirect ownership in 100% of the equity in EPWK WFOE. Accordingly, under U.S. GAAP and for accounting purpose only, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. Since we do not hold equity interests in EPWK VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to regulations on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. Our corporate structure may involve unique risks to investors. Our corporate structure may not be enforceable in the PRC, if PRC government authorities or courts take a view that such corporate structure contravenes PRC laws and regulations or is otherwise not enforceable for public policy reasons. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely prevent us from offering or continue offering securities to investors or result in a material change in our operations, and the value of our Class A Ordinary Shares may depreciate significantly or become worthless.

The VIE Agreements include:

●	Exclusive Business Cooperation Agreement,

●	Call Option Agreements,

●	Equity Pledge Agreements,

●	Shareholders Powers of Attorney, and

●	Irrevocable Commitment Letter.

They are designed to provide our wholly-foreign owned entity, Yipinweike (Guangzhou) Network Technology Co., Ltd., with the power, rights, and obligations equivalent in all material respects to those it would possess as the principal equity holder of EPWK VIE. Under the VIE Agreements, EPWK WFOE is entitled to collect a service fee that is equal to 100% of the net income of the EPWK VIE, and EPWK WFOE has the power to direct the activities of the EPWK VIE that can significantly impact the EPWK VIE’s economic performance and is obligated to absorb losses of the EPWK VIE, which makes us, through our direct ownership of 100% of the equity in EPWK WFOE, the primary beneficiary to receive the economic benefits of the EPWK VIE’s business operation for accounting purposes only. Because our economic interest in the EPWK VIE is more than insignificant exposure to potential losses of or benefits from it, and we have power over the most significant economic activities of the EPWK VIE, we have consolidated the financial results of the EPWK VIE in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”) for accounting purpose only. However, the economic interest in and the power over the EPWK VIE are based on contractual agreements and are not equivalent to equity ownership in the business of the EPWK VIE, and the structure involves unique risks to investors. See “Item 4. Information on the Company-A. History and Development of the Company” for a summary of these VIE Agreements in the 2025 Annual Report.

The VIE Agreements may not be effective in providing control over EPWK VIE as we are subject to certain legal and operational risks associated with EPWK VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. We may also be subject to sanctions imposed by PRC regulatory agencies including the CSRC if we fail to comply with their rules and regulations.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and the VIE Agreements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, the VIE Agreements will become invalid or unenforceable, and EPWK VIE will not be treated as a VIE, and we will not be entitled to treat EPWK VIE’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of EPWK VIE from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our Class A Ordinary Shares from Nasdaq Global Market and a significant impairment in the market value of our Class A Ordinary Shares. If the VIE structure is determined to be in violation of any existing or future PRC laws, rules or regulations, or if EPWK WFOE or the VIE fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including: imposing fines on the EPWK WFOE or the VIE, revoking the business and operating licenses of EPWK WFOE or the VIE, discontinuing or restricting the operations of EPWK WFOE or the VIE; imposing conditions or requirements with which we, EPWK WFOE, or the VIE may not be able to comply; requiring us, EPWK WFOE, or the VIE to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Class A Ordinary Shares in the equity of the VIE; and restricting or prohibiting our use of the proceeds from our public offering to finance our business and operations in China. See “Risk Factors - Risk Relating to Our Corporate Structure - PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable”, and “Risk Factors - Risk Relating to Doing Business in the PRC - The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions could impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” for more information. See “Risk Factors - Risks Relating to Our Corporate Structure”, “Risk Factors - Risks Relating to Doing Business in the PRC” for more information.

Contractual Arrangements between EPWK WFOE and EPWK VIE

Due to PRC legal restrictions on foreign ownership in industries we and the VIE operate, neither we nor our subsidiaries own any equity interest in EPWK VIE. This is an offering of the Class A Ordinary Shares of the offshore holding company in Cayman Islands. You are not investing in EPWK VIE.

EPWK WFOE, EPWK VIE and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, on August 11, 2022. Under the VIE Agreements, EPWK WFOE is entitled to collect a service fee that is equal to 100% of the net income of the EPWK VIE, and EPWK WFOE has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and is obligated to absorb losses of the VIE, which makes us, through our direct ownership of 100% of the equity in EPWK WFOE, the primary beneficiary to receive the economic benefits of the VIE’s business operation for accounting purposes. Because our economic interest in the VIE is more than insignificant exposure to potential losses of or benefits from it, and we have power over the most significant economic activities of the VIE, we have consolidated the financial results of the VIE in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”). The VIE structure has its inherent risks that may affect your investment, including less effectiveness and certainties than direct ownership and potential substantial costs to enforce the terms of the VIE Agreements. We, as a Cayman Islands holding company, may incur significant difficulties and costs in enforcing any rights we may have under the VIE Agreements with the VIE, its founders and owners, in PRC because all of the VIE Agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, where legal environment in the PRC is not as developed as in the United States. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over EPWK VIE, and our ability to conduct our business may be materially and adversely affected.

Each of the VIE Agreements is described in detail below.

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between EPWK WFOE and EPWK VIE, EPWK WFOE has the exclusive right to provide EPWK VIE with technical support services, consulting services and other services, including technical support, technical assistance, technical consulting, and professional training necessary for EPWK VIE’s operation, network support, database support, software services, business management consulting, grant use rights of intellectual property rights, lease hardware and device, provide system integration service, research and development of software and system maintenance, provide labor support and to develop the related technologies based on EPWK VIE’s needs. In exchange, EPWK WFOE is entitled to a service fee that equates to all of the consolidated net income after offsetting previous year’s loss (if any) of EPWK VIE. The service fees may be adjusted based on the actual scope of services rendered by EPWK WFOE and the operational needs of EPWK VIE.

Pursuant to the exclusive business cooperation agreement, EPWK WFOE has the unilateral right to adjust the service fee at any time, and EPWK VIE has no right to adjust the service fee. We believe that such conditions under which the service fee may be adjusted will be primarily based on the needs of EPWK VIE to operate and develop its business in the AR market. For example, if EPWK VIE needs to expand its business, increase research investment or consummate mergers or acquisitions in the future, EPWK WFOE has the right to decrease the amount of the service fee, which would allow EPWK VIE to have additional capital to operate and develop its business.

The exclusive business cooperation agreement remains in effect for 10 years until August 10, 2032 and shall be automatically renewed for one year at the expiration date of the validity term. However, EPWK WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to EPWK VIE at any time.

Call Option Agreements

Pursuant to the call option agreements, among EPWK WFOE, EPWK VIE and the shareholders who collectively owned all of EPWK VIE, such shareholders jointly and severally grant EPWK WFOE an option to purchase their equity interests in EPWK VIE. The purchase price shall be the lowest price then permitted under applicable PRC laws. EPWK WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in EPWK VIE until it has acquired all equity interests of EPWK VIE, which is irrevocable during the term of the agreements.

The call option agreements remain in effect for 10 years until August 10, 2032 and shall be automatically renewed for one year at the expiration date of the validity term. However, EPWK WFOE shall have the right to terminate these agreements upon giving 30 days’ prior written notice to EPWK VIE at any time.

Equity Pledge Agreements

Pursuant to the equity pledge agreements, among the shareholders who collectively owned all of EPWK VIE, such shareholders pledge all of the equity interests in EPWK VIE to EPWK WFOE as collateral to secure the obligations of EPWK VIE under the exclusive business cooperation agreement and call option agreements. These shareholders are prohibited or may not transfer the pledged equity interests without prior consent of EPWK WFOE unless transferring the equity interests to EPWK WFOE or its designated person in accordance with the call option agreements.

The equity pledge agreement will take effect from the date of signing, that is, on August 11, 2022, and three days after the agreement is signed, the share pledge will be recorded under the EPWK VIE shareholder register.

The equity pledge agreements remain in effect for 10 years until August 10, 2032 and shall be automatically renewed for one year at the expiration date of the validity term. However, EPWK WFOE shall have the right to terminate these agreements upon giving 30 days’ prior written notice to EPWK VIE at any time.

Shareholders Powers of Attorney (“POAs”)

Pursuant to the shareholders powers of attorney, the shareholders of EPWK VIE give EPWK WFOE an irrevocable proxy to act on their behalf on all matters pertaining to EPWK VIE and to exercise all of their rights as shareholders of EPWK VIE, including the right to attend shareholders meetings, to exercise voting rights and all of the other rights, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the call option agreements and the equity pledge agreements.

The shareholders powers of attorney remain in effect for 10 years until August 10, 2032 and shall be automatically renewed for one year at the expiration date of the validity term. However, shareholders of EPWK VIE shall have the right to terminate these agreements upon giving 30 days’ prior written notice to EPWK WFOE at any time.

Irrevocable Commitment Letter

Pursuant to the irrevocable commitment letter, the individual shareholders of EPWK VIE commit that their spouses or inheritors have no right to claim any rights or interest in relation to the shares that they hold in EPWK VIE and have no right to impose any impact on the daily managing duties of EPWK VIE, and commit that if any event which refrains them from exercising shareholders’ rights as a registered shareholder, such as death, incapacity, divorce or any other event, could happen to them, the shareholders of EPWK VIE will take corresponding measures to guarantee the rights of other registered shareholders and the performance of the Contractual Arrangements. The letter is irrevocable and shall not be withdrawn without the consent of EPWK WFOE. The spouses of EPWK VIE individual shareholders also undertake that they have no right to claim any rights or interest in relation to the shares that they hold in EPWK VIE and have no right to impose any impact on the daily managing duties of EPWK VIE.

Based on the foregoing contractual arrangements, which grant EPWK WFOE effective control of EPWK VIE and enable EPWK WFOE to receive all of their expected residual returns, we account for EPWK VIE as a VIE. Accordingly, we consolidate the accounts of EPWK VIE for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Permission Required from the PRC Authorities to Operate the VIE or Offer Our Class A Ordinary Shares to Foreign Investors

In the opinion of our PRC counsel, Dacheng, we, our subsidiaries, and the VIE have obtained all the requisite licenses, permissions, and approvals from the PRC government to operate their business and engage in the business activities currently conducted by them in China, including through contractual arrangements, and we offer the securities being registered to foreign investors. As of the date of this prospectus, none of our, our subsidiaries’, or the VIE’s licenses, permissions, or approvals have ever been denied. Dacheng further advises us that we and the VIE are not currently required to obtain any licenses, permissions, or approvals from CSRC or CAC, to operate their business, including through contractual arrangements, or offer the securities being registered to foreign investors. We have disclosed the details of the licenses, permissions, and approvals issued by the PRC government to us, our subsidiaries, or the VIE as of the date of this prospectus. See “Item 4. Information on the Company-A. History and Development of the Company.”

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice. On December 28, 2021, the CAC, together with 12 other government departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. We are not subject to cybersecurity review with the CAC in accordance with the Cybersecurity Review Measures, because (a) as of the date of this prospectus, our data processing activities (including the collection, storage, usage, transmission and publicity of data) do not damage national security; and (b) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the CSRC announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, and five supporting guidelines which came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. The Trial Measures apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB1.0 million (approximately $150,000) and RMB10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. We are not required to complete the filing procedures pursuant to the Trial Measures in respect of this offering.

In the opinion of our PRC legal counsel, Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), there is no explicit provisions under currently effective PRC laws, regulations, or rules require companies like us who indirectly list their shares through contractual arrangements to obtain approvals from PRC authorities. However, due to the lack of further clarifications or detailed rules and regulations on overseas listing, Dacheng has further advised us that there are still uncertainties as to how such rules and regulations will be interpreted or implemented and whether the PRC regulatory agencies may adopt new laws, regulations, rules, or detailed implementation and interpretation, and there is no guarantee that PRC regulatory agencies, including the CSRC or CAC, would take the same view as they do. And we cannot assure you that we and the VIE can fully or timely comply with such new laws, regulations, rules or detailed implementation and interpretation. As the Circular and Trial Measures were newly published and there exists uncertainty with respect to the filing requirements and their implementation, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new filing requirements under the Trial Measures may result in forced rectification, warnings and fines against us and could significantly hinder our ability to offer or continue to offer securities.

Additionally, because our Hong Kong subsidiary, EPWK Holdings Limited (“EPWK HK”), is not currently engaging in any active business activities and merely acting as a holding company, we do not believe we need to obtain additional permissions and approvals, including those under securities, data security, or anti-monopoly laws or regulations in Hong Kong, except those already disclosed in this prospectus.

Furthermore, our Class A ordinary shares had been delisted from Nasdaq when the staff of the Nasdaq Stock Market LLC filed a Form 25 Notification of Delisting. Our Class A ordinary shares have been quoted on the OTCID Basic Market under the symbol “EPWKF” since Nasdaq suspended the trading of our Class A ordinary shares on December 23, 2025, which does not constitute securities offering and listing, so we do not need to file with the CSRC for the OTC trading of our shares. However, we believe we will be required to file with the CSRC within three business days after the closing of any subsequent offerings of our securities. As the Overseas Listing Trial Measures was newly published, and there may be different interpretations or explanations, we cannot assure you that we would be able to complete the filing procedures, obtain the approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of the Class A ordinary shares. Accordingly, the value of your investment may be materially and adversely affected or become worthless.

Dividend Distributions or Assets Transfer among the Holding Company, its Subsidiaries, the Consolidated VIE, and Investors

We currently do not have any cash management policies that dictate the purpose, amount and procedure for fund transfers among our Cayman Islands holding company, our subsidiaries, the consolidated VIEs, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. We may require additional capital resources in the future, and we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities, which could subject us to operating and financing covenants, including requirements to maintain certain amount of cash reserves.

We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. As of the date of this prospectus, no transfers of cash, dividend payment or distribution has been made among the holding company, our subsidiaries, the consolidated VIE, or investors. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, EPWK HK. EPWK HK is permitted under the laws of Hong Kong SAR to provide funds to us through dividend distribution out of profits available for distribution (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves but not through share capital.

However, we, our subsidiaries and the VIE’s abilities to use cash held in the PRC or in a PRC entity through transfers, distributions, or dividends to fund operations or for other purposes outside of the PRC are subject to restrictions and limitations imposed by the PRC government. Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our Class A Ordinary Shares.

Furthermore, we may lose our ability to fund operations or for other uses outside of Hong Kong using cash in Hong Kong or a Hong Kong entity if, in the future, the PRC government expands its restrictions and limitations to include Hong Kong or Hong Kong entities.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from EPWK VIE to EPWK WFOE, pursuant to VIE Agreements between them, and the distribution of such payments to EPWK HK as dividends from EPWK WFOE. Certain payments from our EPWK VIE to EPWK WFOE are subject to PRC taxes, including business taxes and VAT.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong resident enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, EPWK HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. EPWK HK intends to apply for the tax resident certificate when EPWK WFOE plans to declare and pay dividends to EPWK HK. See “Item 3. Key Information-D. Risk Factors-There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2025 Annual Report

Financial Significance of the VIE

Under PRC law, we may provide funding to EPWK WFOE only through capital contributions or loans, and to EPWK VIE only through loans, subject to satisfaction of applicable government registration and approval requirements. We rely on dividends and other distributions from EPWK WFOE to satisfy part of our liquidity requirement. EPWK WFOE enjoys the economic interest in the operations of EPWK VIE in the form of service fees under the contractual arrangements among EPWK WFOE, EPWK VIE, and shareholders of EPWK VIE. For risks relating to the fund flows of our China operations, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Our Corporate Structure - PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to our PRC subsidiaries and VIE or making additional capital contributions to our wholly foreign-owned subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” And “Item 3. Key Information-D. Risk Factors-Risks Relating to Our Corporate Structure - We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in the 2025 Annual Report.

The VIE and its subsidiaries contributed to 100% of our consolidated revenue for the year ended June 30, 2025 and accounted for 34.01% of consolidated total assets and 99.95% of consolidated total liabilities as of June 30, 2025. The VIE and its subsidiaries contributed to 100% of our consolidated revenue for the year ended June 30, 2024 and accounted for 99.98% of consolidated total assets and 99.97% of consolidated total liabilities as of June 30, 2024. The VIE and its subsidiaries contributed to 100% of our consolidated revenue for the year ended June 30, 2023. For the years ended June 30, 2025, 2024 and 2023, there was no reconciliation performed between the financial position, cash flows and results of operations of the VIE and us.

The following financial information of the VIE and its subsidiaries was included in the condensed consolidated financial statements (in U.S. dollars, except for share or otherwise noted):

	As of
	June 30,	June 30,
	2025	2024

Assets
Current assets:
Cash	$388,565	$226,776
Escrow funds	537,744	446,775
Accounts receivable, net	328,844	162,910
Advance to suppliers	41,531	245,723
Prepaid expenses and other receivables, net	108,958	40,156
Deferred tax asset	-	1,384
Total current assets	1,405,642	1,123,724
Property and equipment, net	542,385	671,038
Right-of-use assets	1,976,410	2,473,165
Intangible assets, net	85,302	135,993
Other non-current assets	100,998	107,466
Total non-current assets	2,705,095	3,387,662
TOTAL ASSETS OF VIE	$4,110,737	$4,511,386
Liabilities
Current liabilities:
Short term bank loans	$3,343,291	$3,385,073
Accounts payable	427,758	560,062
Contract liabilities - current	2,248,983	2,098,022
Escrow liability	537,744	446,775
Related parties payable	2,034,990	1,386,022
Accrued expenses and other current liabilities	1,088,010	778,020
Lease payable-current portion	613,447	584,591
Total current liabilities	10,294,223	9,238,565

Contract liabilities - non-current	135,209	127,439
Lease payable-non-current	1,719,509	2,299,697
Other non-current liabilities	35,004	43,723
Total non-current liabilities	1,889,722	2,470,859
TOTAL LIABILITIES OF VIE	$12,183,945	$11,709,424

	For the years ended June 30,
	2025	2024
Revenue	$27,841,607	$20,215,245
Net loss	$(765,653)	$(1,200,039)
Net cash used in operating activities	$(372,969)	$(1,623,106)
Net cash used in investing activities	$(4,040)	$(1,280)
Net cash provided by financing activities	$534,404	$1,242,456

Assets Transfer Between VIE and Other Consolidated Entities

We currently do not have any cash management policies that dictate the purpose, amount and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, the consolidated VIEs, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. We may require additional capital resources in the future, and we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities, which could subject us to operating and financing covenants, including requirements to maintain certain amount of cash reserves.

As of the date of this prospectus, we have not distributed any earnings or settled any amounts owed under the Contractual Arrangements. We do not have any plan to distribute earnings or settle amounts owed under the VIE agreements in the foreseeable future. We do not have any cash flows or transfers of other assets between EPWK VIE and EPWK WFOE for the years ended June 30, 2025, 2024 and 2023, and there is no dividends or distributions that EPWK VIE or its subsidiaries have made to our Company. See “Selected Condensed Consolidating Financial Statements of Parent, Subsidiaries, VIE and its Subsidiaries.”

Dividends or Distributions Made to Us and U.S. Investors and Tax Consequences

To date, EPWK VIE has not paid any service fees to us. In addition, we have not made any dividends or distributions to U.S. investors. In addition, subject to the passive foreign investment company rules, the gross amount of any distribution that we make to investor with respect to Class A Ordinary Shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of the current or accumulated earnings and profits of us and EPWK VIE, as determined under United States federal income tax principles. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in the PRC - Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Restrictions on Foreign Exchange and the Ability to Transfer Cash Between Entities, Across Borders and to U.S. Investors

Our PRC counsel, Dacheng, has advised us that the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. All of our income and income of EPWK VIE is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, our PRC subsidiary and EPWK VIE can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, the PRC subsidiaries and EPWK VIE are restricted to transfer a portion of their net assets to us either in the form of dividends, loans or advances. Even though we currently do not require any such dividends, loans or advances from our PRC subsidiary and EPWK VIE for working capital and other funding purposes, we may in the future require additional cash resources from our PRC subsidiary and EPWK VIE due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to our shareholders.

We currently do not have any cash management policies that dictate the purpose, amount and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, the consolidated VIEs, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. We may require additional capital resources in the future, and we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities, which could subject us to operating and financing covenants, including requirements to maintain certain amount of cash reserves. There have been no transfers of cash or other assets, dividends, or distribution made to EPWK and among its subsidiaries and VIE and its subsidiaries, and they have no plans to make any transfers of cash or other assets, distribution, or dividend payment to EPWK and among themselves in the near future. Neither EPWK nor any of its subsidiaries nor the VIE and its subsidiaries have made any transfer of cash or other assets, dividends, or distributions to investors as of the date of this prospectus. We, our subsidiaries, and the VIE have no present plans to distribute earnings or settle amounts owed under the VIE agreements and plan to retain EPWK’s retained earnings to continue to grow EPWK’s business. For more information, please refer to “Selected Condensed Consolidating Financial Statements of Parent, Subsidiaries, VIE and its Subsidiaries” and the consolidated financial statements starting from page 21. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Class A Ordinary Shares in the foreseeable future. We are permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong SAR to provide funds to us through dividend distribution out of profits available for distribution or other distributable reserves. However, we, our subsidiaries and the VIE’s abilities to use cash held in PRC or in a PRC entity through transfers, distributions, or dividends to fund operations or for other purposes outside of the PRC are subject to restrictions and limitations imposed by the PRC government. Current PRC regulations only permit EPWK WFOE, Yipinweike (Guangzhou) Network Technology Co., Ltd., to pay dividends to the Company out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The majority of our and the consolidated VIE’s revenues are collected in Renminbi; thus, foreign exchange shortages and foreign exchange control may limit our ability to pay dividends or other payments or otherwise meet our obligations denominated in foreign currencies. Furthermore, we may lose our ability to fund operations or for other uses outside of Hong Kong using cash in Hong Kong or a Hong Kong entity if, in the future, the PRC government expands its restrictions and limitations to include Hong Kong or Hong Kong entities. Therefore, our ability to transfer cash between EPWK VIE and us, our subsidiaries outside of China, and investors may be restricted. See “Item 4. Information on the Company-A. History and Development of the Company - Dividend Distributions or Assets Transfer among the Holding Company, its Subsidiaries and the Consolidated VIE,” and “Item 3. Key Information-D. Risk Factors- Risk Relating to Doing Business in the PRC - Our ability to transfer cash between subsidiaries, the consolidated VIE, and investors outside PRC or Hong Kong may be significantly restricted by the Chinese government” in the 2025 Annual Report.

Requisite Permissions or Approvals

In the opinion of our PRC counsel, Dacheng, we, our subsidiaries, and the VIE are currently not required to obtain permissions from any of the PRC authorities to issue our Class A Ordinary Shares to foreign investors. Dacheng further advised us that we, our subsidiaries, and the VIE have obtained all the required licenses, permissions, or approvals from the PRC government, as shown below, to operate their respective business in China.

Company Name	Scope of Business Operation	Governmental Permission Required	Status
Xiamen EPWK Network Technology Co., Ltd.	Operate the creative crowdsourcing and knowledge and skills sharing service platform “EPWK.COM”, with creative services as the main content, through the improvement of personalized and accurate recommendations, transaction rules, and online customer service assistants, to match buyers (clients) and sellers (freelancers) on the platform for convenient and efficient transactions.	Value-added telecom business license Human resources service license	Approved

Xiamen Yipinweike Information Technology Co., Ltd.	Operate the intellectual property service platforms “Yipin Zhishi Chanquan (epbiao.com)” and “Zhiquanxia (zhiquanxia.com)” to provide customers with one-stop services for intellectual property protection and transaction, including domestic and international trademark registration, trademark transaction, copyright registration, patent application, intellectual property standard implementation counseling and other intellectual property services.	Value-added telecom business license	Approved

Xiamen Yipinkutai Investment Co., Ltd.	Operate a self-service corporate brand design platform, “Xiaowei Zhineng (xwzn.cn),” using artificial intelligence and big data technology to provide intelligent tools such as online intelligent name design and check, intelligent LOGO design, and intelligent poster design.	Value-added telecom business license	Approved

Xiamen EPWK Zhibang Finance and Taxation Service Co., Ltd.	Operate the online corporate and taxation service platform “Yipin Caishui (epcsw.com)”, which provides services such as registration, dissolution, bookkeeping, license change, and tax support for small and medium-sized enterprises.	Accounting agency bookkeeping license	Approved

Qi Zhi (Beijing) Certification Co., Ltd.	A certification company approved by the Certification and Accreditation Administration to provide certification services for intellectual property management system, quality management system, environmental management system, occupational health and safety management system, wholesale and retail service, corporate integrity management system, and social responsibility management system and other certification services.	Approval form of certification authority	Approved

Xiamen Yipinzhihui Investment Co., Ltd.	Operate business incubators to serve innovative entrepreneurs online or in person by providing convenient, open, low-cost workspace, network space, social space and resource sharing space to combine innovation and entrepreneurship and connecting entrepreneurs with investors.	None

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report.

Risks Relating to Our Business Operations

●	We have a history of net losses, anticipate increasing our operating expenses in the future, and may not achieve or sustain profitability.

●	Our growth depends on our ability to attract and retain a community of buyers and sellers, and the loss of our users, failure to maintain or grow spend of our current users, or failure to attract new users could adversely impact our business.

●	We incurred net losses for the year ended June 30, 2025 and may not be able to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	If we fail to maintain a balanced pool of freelancers with diversified skills to meet demands of our business customers, our business and operations may be adversely affected.

●	Users may circumvent our platform, which could adversely affect our business.

●	We rely heavily on the reliability, security and performance of our software. If our software contains serious errors or defects, or we have difficulty maintaining the software, we may lose revenue and market acceptance and may incur costs to defend or settle claims with our customers.

●	If we fail to maintain and improve the quality of our platform, we may not be able to attract and retain users.

●	If we are not able to develop and release new products and services, or develop and release successful enhancements, new features, and modifications to our existing products and services, our business could be adversely affected.

●	We may face lawsuits or incur liability as a result of content published or made available through our platform. Our business model may subject us to disputes between users of our platform.

●	Because we generally recognize revenue from annual subscriptions over the term of an agreement, downturns or upturns in sales are not immediately reflected in our full results of operations.

●	We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition, and operating results.

●	Our user growth and engagement on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that we do not control.

●	If we fail to maintain and enhance our brand, our business, results of operations and prospects may be materially and adversely affected.

●	We operate in a competitive environment with rapidly evolving technologies and market trends for business incubators.

●	We rely on search engines, social networking sites and online streaming services to attract a meaningful portion of our users, and if those search engines, social networking sites and online streaming services change their listings or policies regarding advertising, or increase their pricing or suffer problems, it may limit our ability to attract new users.

●	Failure to protect confidential information of our users and network against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

●	We may need additional capital to fund our future operations and, if it is not available when needed, we may need to reduce our planned expansion and marketing efforts, which may reduce our revenue.

●	If we are unable to manage our anticipated growth effectively, our business could be adversely affected.

●	We may be subject to third party payment services and money transmitter regulations that may materially and adversely affect our business.

●	Because we rely upon a third party to perform the payment processing for our clients, the failure or inability of the third party to provide these services could impair our ability to operate.

●	If we fail to hire, retain and train qualified employees or sufficient workforce while controlling our labor costs, our business may suffer.

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

●	Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth and execute our business strategy.

●	We may not be able to adequately protect our intellectual property rights, and our competitors may be able to offer similar products and services, which would harm our competitive position.

●	We rely on a commercial bank, Xiamen International Bank, for payment processing and escrow services on our platform. If the payment service is restricted or curtailed in any way or becomes unavailable to us or our buyers for any reason, our business may be materially and adversely affected.

●	Our business operation may be materially affected by the increasing inflation rate.

Risks Relating to Our Corporate Structure

●	We do not have direct ownership of our operating entities in China but has the power to direct the activities of the VIE that can significantly impact the VIE’s economic performance and is obligated to absorb all of losses of the VIE through VIE Agreements, which may not be effective in providing control over EPWK VIE.

●	Because we are an offshore holding company and our business was conducted through VIE Agreements with EPWK VIE in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected.

●	We may incur substantial difficulties and costs in enforcing any rights we may have under the VIE Agreements in PRC.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable.

●	Regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business.

●	Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to our PRC subsidiaries and VIE or making additional capital contributions to our wholly foreign-owned subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

Risks Relating to Doing Business in the PRC

●	A joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China.

●	Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may face difficulties in protecting your interests, and you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

●	Cayman Islands economic substance requirements may have an effect on our business and operations.

●	Uncertainties with respect to the PRC legal system could significantly impact our business operation.

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our shares.

●	Economic conditions in China could impact our business and results of operations in both lines of our business.

●	There may be changes in the regulations of PRC government bodies and agencies relating to crowdsourcing business.

●	Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

●	China’s economic, political and social conditions, laws and regulations, as well as possible interventions and influences of any government policies and actions are uncertain and could have a material adverse effect on our business and the value of our Class A Ordinary Shares.

●	Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

●	Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

●	We cannot exclude the possibility that the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may be interpreted differently and stop us from enjoying certain treaty benefits.

●	The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

●	We operate in an emerging and evolving market. If our market does not grow as we expect, or if we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, our products and solutions may become less competitive.

●	In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our financial condition, results of operations, and the offering.

●	We are subject to anti-corruption, anti-bribery, and similar laws, and noncompliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.

●	Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

●	We face exposure to foreign currency exchange rate fluctuations, and such fluctuations could adversely affect our business, results of operations and financial condition.

●	Increases in labor costs in the PRC may adversely affect our business and results of operations.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions could impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

●	Our business is subject to various government and regulatory interference.

●	Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	We must remit the offering proceeds to the PRC before they may be used to benefit our business in the PRC, and this process may take a number of months.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

●	Our ability to transfer cash between subsidiaries, the consolidated VIE, and investors outside PRC or Hong Kong may be significantly restricted by the Chinese government.

●	The majority of our and VIE’s revenues are collected in Renminbi; thus, foreign exchange shortages and foreign exchange control may limit our ability to pay dividends or other payments, or otherwise meet our obligations denominated in foreign currencies.

Risks Related to Our Class A Ordinary Shares and the Trading Market

●	The delisting of our Class A ordinary shares from Nasdaq may continue to have a material adverse effect on the trading and price of our Class A ordinary shares, and we cannot assure you that our Class A ordinary shares will be relisted on any other internationally recognized stock exchange, or that if they are ever relisted, they will remain listed.

●	You may experience future dilution as a result of future equity offerings or acquisitions.

●	FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our securities.

●	An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

●	Certain existing shareholders have control over our Company and their interests may not be aligned with the interests of our other shareholders.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

●	We do not intend to pay dividends for the foreseeable future.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

●	The estimates of market opportunity, forecasts of market growth included in this annual report may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

●	The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Share.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	Anti-takeover provisions in our memorandum and articles of association may discourage, delay or prevent a change in control.

●	Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

●	You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

●	Our Class A Ordinary Shares are currently considered “penny stocks,” which could negatively affect their price and liquidity.

●	Our Memorandum and Articles of Association include exclusive jurisdiction and forum selection provisions, which may impact the ability of shareholders to bring actions against us or increase the costs of bringing such actions.

●	Recent joint statement by the SEC and the PCAOB proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our future offerings.

Corporate Information

Our principal executive offices are located at Floor 4-602, Building #2, District A, No. 359 Chengyi Street, Xiamen Software Park Phase III, Xiamen, Fujian Province, People’s Republic of China, and our telephone number is +4006999467. We maintain a corporate website at www.epwk.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the offices of WB Corporate Services (Cayman) Ltd., of P.O. Box 2775, Artemis House, 67 Fort Street, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Being an Emerging Growth Company, a Foreign Private Issuer, a Controlled Company, and a China-based company.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	an exemption from implementation of new or revised accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

●	reduced disclosure obligations regarding executive compensation arrangements; and

●	no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We have elected to avail ourselves of the extended transition period for implementing new or revised financial accounting standards. We may take advantage of some or all of the other provisions described above until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) (a) the last day of the fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the fiscal year in which our annual gross revenue is $1.235 billion or more, or (c) the date on which we are deemed to be a “large accelerated filer,” under the rules of the U.S. Securities and Exchange Commission, or SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior July 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Guohua Huang beneficially own all of our then issued and outstanding Class B Ordinary Shares and 1,711,805 Class A ordinary shares, and he will be able to exercise 95.1% of our total voting power as of the date of this prospectus. Under the Nasdaq Stock Market Rules, a “controlled company” may elect not to comply with certain corporate governance requirements. Currently, we do not plan to utilize the “controlled company” exemptions with respect to our corporate governance practice after we complete this offering. As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. However, we do not intend to rely on home country practice to be exempted from the corporate governance requirements that we have a majority of independent directors on our board of directors and the audit committee of our board of directors has a minimum of three members. As a result, we will have a majority of independent directors and our audit committee will consist of three independent directors.

In addition, we are an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted in China by our subsidiaries and through VIE Agreements, with EPWK VIE and its subsidiaries, which involves unique risks to investors. This is an offering of the Class A Ordinary Shares of the offshore holding company in Cayman Islands. You are not investing in EPWK VIE. Neither we nor our subsidiaries own any share in EPWK VIE. Instead, we control and receive the economic benefits of EPWK VIE’s business operation through VIE Agreements, dated August 11, 2022. Under the VIE Agreements, EPWK WFOE is entitled to collect a service fee that is equal to 100% of the net income of the EPWK VIE, and EPWK WFOE has the power to direct the activities of the EPWK VIE that can significantly impact the EPWK VIE’s economic performance and is obligated to absorb losses of the EPWK VIE, which makes us, through our direct ownership of 100% of the equity in EPWK WFOE, the primary beneficiary to receive the economic benefits of the EPWK VIE’s business operation for accounting purposes only. Because our economic interest in the EPWK VIE is more than insignificant exposure to potential losses of or benefits from it, and we have power over the most significant economic activities of the EPWK VIE, we have consolidated the financial results of the EPWK VIE in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”). However, the economic interest in and the power over the EPWK VIE are based on contractual agreements and are not equivalent to equity ownership in the business of the EPWK VIE, and the structure involves unique risks to investors. Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE Agreements may not be effective in providing control over EPWK VIE. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. Furthermore, Our Class A Ordinary Shares may be prohibited to trade on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor.

Selected Condensed Consolidating Financial Statements of Parent, Subsidiaries, VIE and its Subsidiaries

The following tables present selected condensed consolidating financial data of the Parent (EPWK Holdings Ltd.), the Subsidiaries (EPWK Holdings Limited, EPWK Group Limited, EP Zhishang (Xiamen) Network Technology Co. Ltd., Xiamen Qizhi Hua Technology Co., Ltd. and Yipinweike (Guangzhou) Network Technology Co., Ltd.), the VIE (Xiamen EPWK Network Technology Co., Ltd.) and its Subsidiaries (Xiamen Yipinweike Network Information Technology Co., Ltd, Xiamen Yipinkutai Investment Co., Ltd., Xiamen EPWK Zhibang Finance and Taxation Service Co., Ltd., Xiamen Yipinzhihui Investment Co., Ltd., Xiamen EPWK Yixing Business Incubator Management Co., Ltd., Xiamen Yipinchuangke Incubator Operation Co., Ltd., Xiamen EPWK Kutai Incubator Management Co., Ltd., Qi Zhi (Beijing) Certification Co., Ltd. and Qi Zhi (Xiamen) Certification Co. Ltd.), together with eliminating adjustments. Such financial data include condensed consolidating balance sheets data as of June 30, 2025 and 2024 and the related condensed consolidating statements of operations and cash flows data for the years ended June 30, 2025, 2024 and 2023.

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

	For the Fiscal Year Ended June 30, 2025
	Parent	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Revenue	$-	$-	$27,841,607	$-	$27,841,607
Cost of revenue	$-	$-	$24,452,591	$-	$24,452,591
Gross profit	$-	$-	$3,389,016	$-	$3,389,016
Net loss	$(9,672,373)	$(2,233)	$(765,653)	$-	$(10,440,259)
Comprehensive loss	$(9,672,373)	$(2,288)	$(875,172)	$-	$(10,549,833)

	For the Fiscal Year Ended June 30, 2024
	Parent	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Revenue	$-	$479	$20,215,245	$-	$20,215,724
Cost of revenue	$-	$-	$16,437,136	$-	$16,437,136
Gross profit	$-	$479	$3,778,109	$-	$3,778,588
Net loss	$-	$(2,877)	$(1,200,039)	$-	$(1,202,916)
Comprehensive loss	$-	$(2,861)	$(1,183,395)	$-	$(1,186,256)

	For the Fiscal Year Ended June 30, 2023
	Parent	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Revenue	$-	$-	$19,800,874	$-	$19,800,874
Cost of revenue	$-	$-	$14,745,967	$-	$14,745,967
Gross profit	$-	$-	$5,054,907	$-	$5,054,907
Net loss	$-	$-	$(1,080,016)	$-	$(1,080,016)
Comprehensive loss	$-	$-	$(621,274)	$-	$(621,274)

SELECTED CONDENSED CONSOLIDATING BALANCE SHEETS

	As of June 30, 2025
	Parent	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Cash	$-	$783	$388,565	$-	$389,348
Receivable from the VIE	$-	$-	$-	$-	$-
Total current assets	$7,974,703	$783	$1,405,642	$-	$9,381,128
Investments in subsidiaries and the VIE	$-	$-	$-	$-	$-
Total assets	$7,974,703	$783	$4,110,737	$-	$12,086,223
Total liabilities	$200	$5,934	$12,183,945	$-	$12,190,079
Total shareholders’ equity (deficit)	$7,974,503	$(5,151)	$(8,073,208)	$-	$(103,856)
Total liabilities and shareholders’ equity (deficit)	$7,974,703	$783	$4,110,737	$-	$12,086,223

	As of June 30, 2024
	Parent	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Cash	$-	$1,050	$226,776	$-	$227,826
Receivable from the VIE	$-	$-	$-	$-	$-
Total current assets	$-	$1,061	$1,123,724	$-	$1,124,785
Investments in subsidiaries and the VIE	$-	$-	$-	$-	$-
Total assets	$-	$1,061	$4,511,386	$-	$4,512,447
Total liabilities	$-	$3,922	$11,709,424	$-	$11,713,346
Total shareholders’ deficit	$-	$(2,861)	$(7,198,038)	$-	$(7,200,899)
Total liabilities and shareholders’ deficit	$-	$1,061	$4,511,386	$-	$4,512,447

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	For the Fiscal Year Ended June 30, 2025
	Parent	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash used in operating activities	$(10,296,876)	$(5,895)	$(372,969)	$-	$(10,675,740)
Net cash used in investing activities	$-	$-	$(4,040)	$-	$(4,040)
Net cash provided by financing activities	$10,296,876	$5,614	$534,404	$-	$10,836,894

	For the Fiscal Year Ended June 30, 2024
	Parent	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$-	$1,058	$(1,623,106)	$-	$(1,622,048)
Net cash used in investing activities	$-	$-	$(1,280)	$-	$(1,280)
Net cash provided by financing activities	$-	$-	$1,242,456	$-	$1,242,456

	For the Fiscal Year Ended June 30, 2023
	Parent	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash used in operating activities	$-	$-	$(1,496,547)	$-	$(1,496,547)
Net cash provided by investing activities	$-	$-	$35,264	$-	$35,264
Net cash provided by financing activities	$-	$-	$1,447,767	$-	$1,447,767

THE OFFERING

This prospectus relates to the resale by the Selling Shareholders identified in this prospectus of up to 221,376,995 Class A Ordinary Shares. All of the Class A Ordinary Shares, when sold, will be sold by these Selling Shareholders. The Selling Shareholders may sell their Class A Ordinary Shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders.

Class A Ordinary Shares currently issued and outstanding	224,989,679 Class A Ordinary Shares

Class A Ordinary Shares offered by the Selling Shareholders	Up to 221,376,995 Class A Ordinary Shares

Use of proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders (see “Use of Proceeds”).

Risk factors	You should read the “Risk Factors” section starting on page 24 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

OTCID symbol	“EPWKF”.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, we are not a Chinese operating company but a Cayman Islands holding company. We have no material operations of our own and conduct substantially all of the operations through the operating entities in China. Investors are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese operating entities. Investors may never hold equity interests in the Chinese operating entities. We hold 100% equity interests in the operating entities in China, and we use a VIE structure. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Cayman Islands company incorporated on March 24, 2022 as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (i) the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors than the United States; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the PRC. In addition, a majority of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. Specifically, Guohua Huang, our Chairman of the Board of Directors and Chief Executive Officer, Shuangquan Lin, our Chief Operating Officer, and Conghui Lin, our Chief Financial Officer, are all Chinese citizens living in China. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York. The contact information of Cogency Global Inc. is 122 East 42nd Street, 18th Floor, New York, NY 10168, (212) 947-7200.

Cayman Islands

Ogier, our legal counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts based on certain civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been informed by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our Company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands.

Ogier has further advised us that there is no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) not impeachable on the grounds of fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

PRC

Dacheng, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Dacheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our Class A Ordinary Shares.

Hong Kong

There are uncertainties as to whether the courts of Hong Kong will recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, the judgment is for a definite sum of money in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the judgment is a final and conclusive and has not been stayed or satisfied in full, the judgment is from a competent court, the judgment was not obtained by fraud, misrepresentation or mistake nor obtained in proceedings which contravenes the rules of natural justice and the enforcement of the judgment is not contrary to public policy in Hong Kong, Hong Kong courts may accept such judgment obtained from a United States court as a debt due under the rules of common law. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares will go to the Selling Shareholders.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, EPWK HK. EPWK HK is permitted under the laws of Hong Kong SAR to provide funds to us through dividend distribution out of profits available for distribution (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves but not through share capital.

However, we, our subsidiaries and the VIE’s abilities to use cash held in PRC or in a PRC entity through transfers, distributions, or dividends to fund operations or for other purposes outside of the PRC are subject to restrictions and limitations imposed by the PRC government. Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our Class A Ordinary Shares.

Furthermore, we may lose our ability to fund operations or for other uses outside of Hong Kong using cash in Hong Kong or a Hong Kong entity if, in the future, the PRC government expands its restrictions and limitations to include Hong Kong or Hong Kong entities.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Taxation – People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from EPWK VIE to EPWK WFOE, pursuant to VIE Agreements between them, and the distribution of such payments to EPWK HK as dividends from our PRC subsidiaries. Certain payments from our EPWK VIE to EPWK WFOE are subject to PRC taxes, including business taxes and VAT. In addition, if EPWK VIE or our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, EPWK HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. EPWK HK intends to apply for the tax resident certificate when EPWK WFOE plans to declare and pay dividends to EPWK HK. See “Risk Factors- There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

]

CORPORATE HISTORY AND STRUCTURE

We are an exempted company with limited liability incorporated and registered under the laws of the Cayman Islands on March 24, 2022. Our principal executive offices are located at Floor 4-602, Building #2, District A, No. 359 Chengyi Street, Xiamen Software Park Phase III, Xiamen, Fujian Province, People’s Republic of China, and our telephone number is +4006999467. We maintain a corporate website at www.epwk.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the offices of WB Corporate Services (Cayman) Ltd., of P.O. Box 2775, Artemis House, 67 Fort Street, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system..

For a description of our history, development and structure, please read “Item 4. Information on the Company—A. History and Development of the Company” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the years ended June 30, 2025, 2024 and 2023, please read “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company—B. Business Overview” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

REGULATIONS

For a description of significant rules and regulations that affect our business or our shareholders’ rights to receive dividends and other distributions from us, please read “Item 4. Information on the Company—B. Business Overview—Regulations” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares;

●	our directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares or Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 224,989,679 Class A Ordinary Shares outstanding and 88,899 Class B Ordinary Shares outstanding as of the date of this prospectus.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.

	Prior to this Offering					After this Offering
	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power*	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power*
	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers (1):
Guohua Huang(2)(3)(4)(5)	42,796	0.02	88,899	100.0	3.82	42,796	0.02	88,899	100.0	3.82
Shuangquan Lin(6)(7)	764	—	—	—	—	764	—	—	—	—
Conghui Lin	—	—	—	—	—	—	—	—	—	—
Mei Feng	—	—	—	—	—	—	—	—	—	—
Ling Ruan	—	—	—	—	—	—	—	—	—	—
Yanjun Chen	—	—	—	—	—	—	—	—	—	—
Qingyun Yang	—	—	—	—	—	—	—	—	—	—
Li Yang	—	—	—	—	—	—	—	—	—	—
Xing Gao	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (nine individuals):	43,561	0.02	88,899	100.0	3.82	43,561	0.02	88,899	100.0	3.82

5% Shareholders:
HGH Holdings Limited(2)	—	—	88,899	100.0	3.80	—	—	88,899	100.0	3.80
WENHUI CHEN	12,175,734	5.41	—	—	5.21	—	—	—	—	—
CZB HOLDINGS LIMITED (8)	19,923,929	8.86	—	—	8.52	—	—	—	—	—
HCHX HOLDINGS LIMITED (9)	21,030,814	9.35	—	—	8.99	—	—	—	—	—
XIAOYAN HUANG	12,175,734	5.41	—	—	5.21	—	—	—	—	—
HZY HOLDINGS LIMITED(10)	19,923,929	8.86	—	—	8.52	—	—	—	—	—
SZLT HOLDINS LIMITED(11)	17,727,516	7.88	—	—	7.58	17,356	0.48	—	—	0.14
YBL HOLDINGS LIMITED(12)	19,923,929	8.86	—	—	8.52	—	—	—	—	—
YPGH HOLDINGS LIMITED(13)	22,137,699	9.84	—	—	9.47	—	—	—	—	—
ZHFY HOLDINGS LIMITED(14)	21,030,814	9.35	—	—	8.99	—	—	—	—	—
ZXL HOLDINGS LIMITED(15)	22,137,699	9.84	—	—	9.47	—	—	—	—	—

*	Represents the voting power with respect to all of our Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class. Each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Shares and each holder of Class B Ordinary Shares is entitled to 100 votes per one Class B Ordinary Shares.

(1)	Unless otherwise indicated, the business address of each of the individuals is Building #2, District A, No. 359 Chengyi Rd., the third phase of Xiamen Software Park, Xiamen City, Fujian Province, the People’s Republic of China, 361021.

(2)

The number of Class B Ordinary Shares beneficially owned represents 88,899 Class B Ordinary Shares held by HGH Holdings Limited, a British Virgin Islands company, which is 100% owned by Guohua Huang. The registered address of HGH Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(3)(6)	The number of Class A Ordinary Shares beneficially owned represents 1,481,355 Class A Ordinary Shares held by YPHL Holdings Limited, of which 1,451,728 Class A Ordinary Shares was indirectly held by Guohua Huang and 29,627 Class A Ordinary Shares was indirectly held by Shuangquan Lin. YPHL Holdings Limited is a British Virgin Islands company, which is 98% owned by Guohua Huang and 2% owned by Shuangquan Lin. The registered address of YPHL Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(4)(7)	The number of Class A Ordinary Shares beneficially owned represents 94,843 Class A Ordinary Shares held by ZHYP Holdings Limited, of which 93,895 Class A Ordinary Shares was indirectly held by Guohua Huang and 948 Class A Ordinary Shares was indirectly held by Shuangquan Lin. ZHYP Holdings Limited is a British Virgin Islands company, which is 99% owned by Guohua Huang and 1% owned by Shuangquan Lin. The registered address of ZHYP Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(5)	The number of Class A Ordinary Shares beneficially owned represents 281,666 Class A Ordinary Shares held by EPWK Holdings Limited, of which 166,183 Class A Ordinary Shares was indirectly held by Guohua Huang and 115,483 Class A Ordinary Shares was indirectly held by Zhinan Huang. EPWK Holdings Limited is a British Virgin Islands company, which is 59% owned by Guohua Huang and 41% owned by Zhinan Huang. The registered address of EPWK Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(8)	The number of Class A Ordinary Shares beneficially owned represents 19,923,929 Class A Ordinary Shares held by CZB HOLDINGS LIMITED. The registered address of CZB HOLDINGS LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(9)	The number of Class A Ordinary Shares beneficially owned represents 21,030,814 Class A Ordinary Shares held by HCHX HOLDINGS LIMITED. The registered address of CZB HOLDINGS LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(10)	The number of Class A Ordinary Shares beneficially owned represents 19,923,929 Class A Ordinary Shares held by HZY HOLDINGS LIMITED. The registered address of HZY HOLDINGS LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(11)	The number of Class A Ordinary Shares beneficially owned represents 17,727,516 Class A Ordinary Shares held by SZLT HOLDINS LIMITED. The registered address of SZLT HOLDINS LIMITEDis OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(12)	The number of Class A Ordinary Shares beneficially owned represents 19,923,929 Class A Ordinary Shares held by YBL HOLDINGS LIMITED. The registered address of YBL HOLDINGS LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(13)	The number of Class A Ordinary Shares beneficially owned represents 22,137,699 Class A Ordinary Shares held by YPGH HOLDINGS LIMITED. The registered address of YPGH HOLDINGS LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(14)	The number of Class A Ordinary Shares beneficially owned represents 21,030,814 Class A Ordinary Shares held by ZHFY HOLDINGS LIMITED. The registered address of ZHFY HOLDINGS LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(15)	The number of Class A Ordinary Shares beneficially owned represents 22,137,699 Class A Ordinary Shares held by ZXL HOLDINGS LIMITED. The registered address of ZXL HOLDINGS LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

As of the date of this prospectus, other than those shares held by Cede & Co, none of our outstanding ordinary share is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

SELLING SHAREHOLDERS

The 221,376,995 Class A Ordinary Shares being offered by the Selling Shareholders are part of 284,000,000 Class A Ordinary Shares that were issued to the Selling Shareholders pursuant to an amended and restated securities purchase agreement entered into by and between the Company and the Selling Shareholders on January 26, 2026 (the “January 2026 Securities Purchase Agreement”). We are registering the Class A Ordinary Shares in order to permit the Selling Shareholders to offer the Class A Ordinary Shares for resale from time to time.

Other than the relationships described herein, to our knowledge, the Selling Shareholders have not had any material relationship with us within the past three years.

Any Selling Shareholders that are affiliates of broker-dealers and any participating broker-dealers would be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such Selling Shareholders or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the Selling Shareholders listed below are broker-dealers or affiliates of broker-dealers.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Class A Ordinary Shares by each of the Selling Shareholders. The second column lists the number of Class A Ordinary Shares beneficially owned by each Selling Shareholder, based on its ownership of the Class A Ordinary Shares as of March 19, 2026.

The fourth column lists the Class A Ordinary Shares being offered by this prospectus by the Selling Shareholders.

As explained below under “Plan of Distribution,” we have agreed with the Selling Shareholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

The following table sets forth details regarding the offering of certain Selling Shareholders’ Class A Ordinary Shares pursuant to this registration statement.

Name of Selling Shareholders	Class A Ordinary Shares Beneficially Owned Prior to Offering(1)(3)	Percentage of Class A Ordinary Shares Beneficially Owned Prior to Offering(1)(2)	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus(4)	Class A Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in this Offering(1)	Percentage of Class A Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in this Offering(1)(2)
HCHX HOLDINGS LIMITED	21,030,814	9.35%	21,030,815	—	—%
YPGH HOLDINGS LIMITED	22,137,699	9.84%	22,137,700	—	—%
ZXL HOLDINGS LIMITED	22,137,699	9.84%	22,137,700	—	—%
ZHFY HOLDINGS LIMITED	21,030,814	9.35%	21,030,815	—	—%
CZB HOLDINGS LIMITED	19,923,929	8.86%	19,923,930	—	—%
HZY HOLDINGS LIMITED	19,923,929	8.86%	19,923,930	—	—%
SZLT HOLDINS LIMITED	17,727,516	7.88%	17,710,160	17,356	0.48%
YBL HOLDINGS LIMITED	19,923,929	8.86%	19,923,930	—	—%
EASY RICH VENTURES LIMITED	11,068,849	4.92%	11,068,850	—	—%
Xiaoyan Huang	12,175,734	5.41%	12,175,735	—	—%
Wenhui Chen	12,175,734	5.41%	12,175,735	—	—%
Zhenwei Huang	11,068,849	4.92%	11,068,850	—	—%
Qi Deng	11,068,849	4.92%	11,068,850	—	—%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Class A Ordinary Shares subject to options or warrants currently exercisable, or exercisable within 60 days of March 19, 2026, are counted as outstanding for computing the percentage of the Selling Shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other Selling Shareholder.

(2)	The applicable percentage of beneficial ownership is calculated based on the total number of Class A Ordinary Shares issued and outstanding, being 224,989,679 shares as of March 19, 2026, and 3,612,684 shares that will be outstanding after this Offering.

(3)	This column lists the number of our Class A Ordinary Shares beneficially owned by this Selling Shareholder as of March 19, 2026.

(4)	It includes Class A Ordinary Shares that are issued to the Selling Shareholder pursuant to the January 2026 Securities Purchase Agreement.

RELATED PARTY TRANSACTIONS

For our related party transaction during the year ended June 30, 2025, please read “Item 7. Major Shareholders And Related Party Transactions” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

For a description of our share capital, please read “Item 10. Additional Information – B Memorandum and Articles of Association” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our share capital since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

PLAN OF DISTRIBUTION

We are registering the Class A Ordinary Shares that are held by the Selling Shareholders, to permit the resale of these Class A Ordinary Shares by the holders of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Class A Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Selling Shareholders’ Class A Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Class A Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Class A Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the Class A Ordinary Shares by other means not described in this prospectus. If the Selling Shareholders affect such transactions by selling Class A Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Class A Ordinary Shares for whom they may act as an agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Class A Ordinary Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Class A Ordinary Shares short and deliver Class A Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Notes or Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Class A Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Class A Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the Class A Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Class A Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

We will pay all expenses of the registration of the Class A Ordinary Shares, estimated to be US$3,210.08 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions if any.

Once sold under the registration statement, of which this prospectus forms a part, the Class A Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$3,210.08
Printer fees and expenses	$5,500.00
Legal fees and expenses	$99,490.00
Miscellaneous	$5,250.00
Total	$113,450.08

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP (Fuzhou). Jun He Law Offices LLC is acting as counsel to the placement agent with respect to certain legal matters as to United States federal securities and New York State law in connection with this offering.

EXPERTS

The consolidated financial statements as of June 30, 2023 and 2024, and for each of the two years in the period ended June 30, 2024, incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended June 30, 2025, have been audited by WWC, Professional Corporation, an independent registered public accounting firm, as stated in their report. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of WWC, Professional Corporation is located at San Mateo, California.

The consolidated financial statements as of June 30, 2025, and for the year ended June 30, 2025, incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended June 30, 2025, have been audited by Assentsure PAC , an independent registered public accounting firm, as stated in their report, given upon their authority as experts in auditing and accounting. The office of Assentsure PAC is located at 180B Bencoolen Street, #03-01, Singapore 189648.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the SEC on January 14, 2026;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on January 27, 2026; and

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on February 3, 2025, the description of securities contained in the Exhibit 2.2 to the 2025 Annual Report filed with the SEC on January 14, 2026.

Our annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the SEC on January 14, 2026 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Building #2, District A, No. 359 Chengyi Road

The third phase of Xiamen Software Park

Xiamen City, Fujian Province

The People’s Republic of China, 361021

+86 400-6999467

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

MATERIAL CHANGES

On December 8, 2025, the Company entered into a securities purchase agreement on December 8, 2025 (the “Prior Agreement”) with certain investors for a private placement offering (the “Private Placement”) of 10,000,000 Class A Ordinary Shares at the subscription price of US$1.42 per Class A Ordinary Share.

On January 26, 2026, the Company and the investors entered into an amended and restated securities purchase agreement (the “Amended and Restated Agreement”), which amended and restated, among other things, the subscription price and the total amount of offering shares. Pursuant to the terms of the Amended and Restated Agreement, in the Private Placement, the Company agreed to sell, and the investors agreed to purchase an aggregate of 284,000,000 Class A Ordinary Shares at the subscription price of US$0.05 per Class A Ordinary Share. The gross proceed from the Private Placement remains the same of approximately US$14.2 million. The provisions under the Prior Agreement that contemplated issuance of additional Class A Ordinary Shares without additional consideration were removed in the Amended and Restated Agreement and the maximum number of Class A Ordinary Shares issuable under the Amended and Restated Agreement is 284,000,000. The Private Placement was closed in March 2026.

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2025.

EPWK HOLDINGS LTD.

Up to 221,376,995 Class A Ordinary Shares

Prospectus

March 19, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The placement agency agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below are the sales of all securities by the Company which were not registered under the Securities Act since the closing of the initial public offering. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

On December 8, 2025, the Company entered into a securities purchase agreement on December 8, 2025 (the “Prior Agreement”) with certain investors for a private placement offering (the “Private Placement”) of 10,000,000 Class A Ordinary Shares at the subscription price of US$1.42 per Class A Ordinary Share.

On January 26, 2026, the Company and the investors entered into an amended and restated securities purchase agreement (the “Amended and Restated Agreement”), which amended and restated, among other things, the subscription price and the total amount of offering shares. Pursuant to the terms of the Amended and Restated Agreement, in the Private Placement, the Company agreed to sell, and the investors agreed to purchase an aggregate of 284,000,000 Class A Ordinary Shares at the subscription price of US$0.05 per Class A Ordinary Share. The gross proceed from the Private Placement remains the same of approximately US$14.2 million. The provisions under the Prior Agreement that contemplated issuance of additional Class A Ordinary Shares without additional consideration were removed in the Amended and Restated Agreement and the maximum number of Class A Ordinary Shares issuable under the Amended and Restated Agreement is 284,000,000. The Private Placement was closed in March 2026.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fourth Amended and Restated Memorandum of Association (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F (File No. 001-42501) filed with the SEC on January 14, 2026)
4.1	Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on June 29, 2023)
5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
5.2*	Opinion of Dacheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements
10.1	Form of Employment Agreement between Registrant and each of its executive officers (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on May 16, 2023)
10.2	Exclusive Business Cooperation Agreement between EPWK WFOE and EPWK VIE (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.3	Form of Equity Pledge Agreement Amongst EPWK WFOE, EPWK VIE, and Shareholders of EPWK VIE (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.4	Form of Call Option Agreement (incorporated by reference to Exhibit 10.4 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.5	Form of Power of Attorney Granted by Shareholders of EPWK VIE (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.6	The Registration Agreement (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.7	EPWK Platform Service Agreement (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.8	Task Submission and Publication Agreement (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.9	Online Store Agreement (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.10	Online VIP Store Service Agreement (incorporated by reference to Exhibit 10.10 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)

10.11	Service Agreement between EPWK VIE and Esignbao (incorporated by reference to Exhibit 10.11 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.12	Service Agreement between EPWK VIE and Xiamen International Bank (incorporated by reference to Exhibit 10.12 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.13	Form of Irrevocable Commitment Letter (incorporated by reference to Exhibit 10.13 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
10.14	Form of Leasing Agreement (incorporated by reference to Exhibit 10.14 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on May 16, 2023)
10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.15 of our Registration Statement on Form F-1 (File No. 333-290300) initially filed with the SEC on September 16, 2025)
10.16	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of our Registration Statement on Form F-1 (File No. 333-290300) initially filed with the SEC on September 16, 2025)
10.17	Form of Warrant (incorporated by reference to Exhibit 4.3 of our Registration Statement on Form F-1 (File No. 333-290300) initially filed with the SEC on September 16, 2025)
10.18	Form of Share Purchase Agreement dated December 8, 2025 (incorporated by reference to Exhibit 10.1 of the current report on Form 6-K filed with the SEC on December 8, 2025)
10.19	Form of Amended And Restated Securities Purchase Agreement dated January 26, 2026 (incorporated by reference to Exhibit 10.1 of the current report on Form 6-K filed with the SEC on January 27, 2026)
21.1	List of Significant Subsidiaries and VIE of the Registrant (incorporated by reference to Exhibit 21.1 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
23.1*	Consent of WWC Professional Corporation
23.2*	Consent of Assentsure PAC
23.3*	Consent of Ogier (included in Exhibit 5.1)
23.4*	Consent of Dacheng (included in Exhibit 5.2)
24.1*	Power of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of our Registration Statement on Form F-1 (File No. 333-269657) initially filed with the SEC on February 9, 2023)
107*	Filing Fee Table

*	Filed herewith

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the issuer is relying on Rule 430B:

(A)	each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xiamen, People’s Republic of China, on March 19, 2026.

EPWK HOLDINGS LTD.

By:	/s/ Guohua Huang
Guohua Huang
Chief Executive Officer
(Principal Executive Officer)

Powers of Attorney

Each person whose signature appears below constitutes and appoints Guohua Huang as attorneys-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guohua Huang	Chairman and Chief Executive Officer	March 19, 2026
Name: Guohua Huang	(Principal Executive Officer)

/s/ Conghui Lin	Chief Financial Officer	March 19, 2026
Name: Conghui Lin	(Principal Financial And Accounting Officer)

*	Independent Director	March 19, 2026
Name: Qingyun Yang

*	Independent Director	March 19, 2026
Name: Li Yang

*	Independent Director	March 19, 2026
Name: Xing Gao

*By:	/s/ Guohua Huang
Name:	Guohua Huang
Title:	Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York on March 19, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President